UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2020

ETF Managers Group Commodity Trust I

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36851	36-4793446
(Commission File Number)	(IRS Employer Identification No.)

30 Maple Street - Suite 2 Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

(844) 383-6477

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

In accordance with the Securities and Exchange Commission (the “SEC”) Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules Thereunder, SEC Release No. 34-88318, dated March 4, 2020 (the “Order”) ETF Managers Group Commodity Trust I (the “Trust”) hereby states the following:

The Trust is relying on the relief provided by the Order in connection with its filing of its Current Report on Form 8-K including the audited financial statements of ETF Managers Capital, LLC, the commodity pool operator (the “Sponsor”) of the Trust (the “Current Report”).

The delay in filing is due to difficulties by the Sponsor and the Sponsor’s auditors as a result of the COVID-19 pandemic, impacting the Trust’s ability to file the Current Report by April 30, 2020. The principal offices of the Trust, the Sponsor and the Sponsor’s auditors are located in New Jersey, which has been significantly impacted by the COVID-19 outbreak.

Attached is a letter from the Sponsor’s auditors, Connolly and Company, P.C., in support of the Trust’s reliance on the Order.

The Trust expects to file the Current Report by, on or about May 22, 2020 (which is within 45 days from the Current Report’s original filing deadline of April 30, 2020).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter from Connolly & Company, P.C. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETF Managers Group Commodity Trust I

By:	/s/ John A. Flanagan
Name:	John A. Flanagan
Title:	ETF Managers Capital LLC, sponsor of
ETF Managers Commodity Trust I
Chief Financial Officer

Dated: April 30, 2020

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